Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
EZCORP, Inc.
Austin, Texas
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated December 10, 2007, relating to the consolidated financial statements, the effectiveness of EZCORP, Inc.’s internal control over financial reporting, and schedule of EZCORP, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Dallas, Texas
June 23, 2008